EXHIBIT 99.2

90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC
Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP
March 31, 2010                                                    QUARTERLY REPORT

Dear Shareholder:

I am pleased to report net income of $4.1 million for the first quarter of 2010 which is an $11.4 million increase over the first quarter of 2009.  As you may recall, first quarter 2009 net income was adversely effected by $16.7 million other-than-temporary impairment “OTTI” charges on available-for-sale securities.  Core earnings for the first quarter of 2010 are 14% higher than the first quarter of 2009.

We have posted net income of over $4.1 million for each of the last two quarters.  The expense reduction and revenue enhancement program that we began in late 2007 and continued into 2008 are major factors in our strong earnings improvement.  The success of these initiatives is a testament to the hard work by our employees.

Over the past year assets have increased 3.27%, net loans have declined slightly by 1.57%, and deposits and repo sweep accounts have grown 8.03%.  Nonperforming assets to total assets remain relatively low at 0.72%.  Trust assets under management have risen 15.07%.

We solicit your continued support as the Board of Directors, management and employees work diligently to return Citizens & Northern Corporation’s profitability to the top of our peer group.

Charles H. Updegraff, Jr.
President and
Chief Executive Officer

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler
Edward L. Learn	Charles H. Updegraff, Jr.

DIRECTORS EMERITI
R. Robert DeCamp	Karl W. Kroeck

CITIZENS & NORTHERN BANK
OFFICES
428 S. Main Street, ATHENS, PA 18810	570-888-2291
10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
514 Main Street, LAPORTE, PA 18626	570-946-4011
4534 Williamson Trail LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
612 James Monroe Avenue, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148

TRUST & FINANCIAL MANAGEMENT GROUP
90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
1827 Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000
10 N Main Street, Coudersport, PA 16915	800-921-9150
135 East Fourth Street, Emporium, PA 15834	814-486-1112

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

FIRST STATE BANK
OFFICES
3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	1ST	4TH	1ST
	QUARTER	QUARTER	QUARTER
	2010	2009	2009
	(Current)	(Prior Qtr)	(Prior Yr)
Interest and Dividend Income	$ 15,733	$ 16,256	$ 17,571
Interest Expense	5,260	5,670	6,606
Interest Margin	10,473	10,586	10,965
Provision (Credit) for Loan Losses	207	126	(173)
Interest Margin After Provision (Credit) for Loan Losses	10,266	10,460	11,138
Other Income	3,445	3,567	2,766
Net Gains (Losses) on Available-for-sale Securities	58	(318)	(16,679)
Other Expenses	7,894	7,586	8,638
Income (Loss) Before Income Tax Provision (Credit)	5,875	6,123	(11,413)
Income Tax Provision (Credit)	1,437	1,508	(4,388)
Net Income (Loss)	4,438	4,615	(7,025)
U.S. Treasury Preferred Dividends	373	373	309

Net Income (Loss) Available to Common Shareholders	$ 4,065	$ 4,242	$ (7,334)

Adjustments to Calculate Core Earnings (a):
Net Income (Loss)	$ 4,438	$ 4,615	$ (7,025)
Add: OTTI Losses	431	956	16,680
Less: Realized gains on assets previously written down	(284)	(947)	(34)
Add/Less: Income Tax (b)	(50)	(516)	(5,660)
Core Earnings (a)	$ 4,535	$ 4,108	$ 3,961
Core Earnings Available to Common Shareholders (a)	$ 4,162	$ 3,735	$ 3,652

PER COMMON SHARE DATA:
Net Income (Loss) – Basic	$0.34	$0.42	($0.82)
Net Income (Loss) – Diluted	$0.34	$0.42	($0.82)
Dividend Per Share	$0.08	$0.00	$0.24
Number Shares Used in Computation – Basic	12,113,584	10,141,903	8,956,076
Number Shares Used in Computation – Diluted	12,113,584	10,141,903	8,956,076
Number Shares Used in Computation - Diluted – for
Ratios Based on Core Earnings (a)	12,113,584	10,141,903	8,958,604

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	MARCH 31,	DEC. 31,	MARCH 31,
	2010	2009	2009
ASSETS
Cash & Due from Banks	$ 77,174	$ 92,065	$ 54,250
Trading Securities	-	1,045	2,685
Available-for-sale Securities	436,297	396,288	418,428
Loans, Net	711,996	713,338	723,388
Intangible Assets	12,400	12,444	12,688
Other Assets	109,497	106,615	93,485
TOTAL ASSETS	$ 1,347,364	$ 1,321,795	$ 1,304,924

LIABILITIES
Deposits	$ 952,471	$ 926,789	$ 874,006
Repo Sweep Accounts	31,444	34,229	36,769
Total Deposits and Repo Sweeps	983,915	961,018	910,775
Borrowed Funds	201,031	201,242	241,453
Other Liabilities	6,934	7,125	11,550
TOTAL LIABILITIES	1,191,880	1,169,385	1,163,778

SHAREHOLDERS' EQUITY
Preferred Stock	25,791	25,749	25,622
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	130,661	127,552	139,593
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	(718)	(522)	(23,816)
Defined Benefit Plans	(250)	(369)	(253)
TOTAL SHAREHOLDERS' EQUITY	155,484	152,410	141,146
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 1,347,364	$ 1,321,795	$ 1,304,924

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	3 MONTHS ENDED		%
	MARCH 31,		INCREASE
	2010	2009	(DECREASE)
EARNINGS PERFORMANCE
Net Income (Loss)	$ 4,438	$ (7,025)	NM
Return on Average Assets	1.33%	-2.17%	NM
Return on Average Equity	11.52%	-19.10%	NM
Core Earnings (a)	$ 4,535	$ 3,961	14.49%
Core Earnings/Average Assets (a)	1.36%	1.22%	11.48%
Core Earnings/Average Equity (a)	11.77%	10.77%	9.29%

BALANCE SHEET HIGHLIGHTS
Total Assets	$ 1,347,364	$ 1,304,924	3.25%
Available-for-Sale Securities	436,297	418,428	4.27%
Loans (Net)	711,996	723,388	-1.57%
Allowance for Loan Losses	8,417	7,651	10.01%
Deposits and Repo Sweep Accounts	983,915	910,775	8.03%

Trust Assets Under Management	598,793	520,372	15.07%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$0.34	($0.82)	NM
Net Income - Diluted	$0.34	($0.82)	NM
Core Earnings - Basic (a)	$0.34	$0.41	-17.07%
Core Earnings - Diluted (a)	$0.34	$0.41	-17.07%
Dividends	$0.08	$0.24	-66.67%
Common Book Value	$10.70	$12.89	-16.99%
Tangible Common Book Value	$9.68	$11.48	-15.68%
Market Value (Last Trade)	$12.55	$18.49	-32.13%
Market Value / Common Book Value	117.29%	143.44%	-18.23%
Market Value / Tangible Common Book Value	129.65%	161.06%	-19.50%
Price Earnings Multiple	9.23	NM	NM
Dividend Yield	2.55%	5.19%	-50.87%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	8.79%	7.96%	10.43%
Nonperforming Assets / Total Assets	0.72%	0.69%	4.81%
Allowance for Loan Losses / Total Loans	1.17%	1.05%	11.43%
Risk Based Capital Ratio	18.17%	14.36%	26.53%

AVERAGE BALANCES
Average Assets	$1,330,899	$1,296,018	2.69%
Average Equity	154,056	147,082	4.74%

NM - Not meaningful.

(a) Core Earnings is an earnings performance measurement which management has defined to exclude other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized. Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles
(GAAP). Management believes Core Earnings information is meaningful for evaluating the
Corporation's operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and other securities. The disclosure of Core Earnings should not be viewed as a substitute for results determined in accordance with
GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. This table includes a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure.

(b) Income tax has been allocated to non-core gains and losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes. A valuation allowance of $886,000 was recorded in the third quarter 2009, and was reduced to $373,000 in the fourth quarter 2009.